EXHIBIT 99.1

HOLLYWOOD MEDIA CORP. REPORTS 2010 THIRD QUARTER RESULTS

BOCA RATON, Fla., November 10, 2010 – Hollywood Media Corp. (Nasdaq: HOLL), a leading provider of online ticketing services and entertainment-related offerings, today reported financial results for the third quarter ended September 30, 2010.  As previously announced, the Company has reached a definitive agreement to sell its Broadway Ticketing business subject to the approval of Hollywood Media’s shareholders as well as the satisfaction or waiver of certain other closing conditions set forth in the definitive agreement.  The Company filed a proxy statement on October 20, 2010 announcing a shareholder meeting on December 10, 2010 to vote on a proposal to approve the transaction.

For the 2010 third quarter, net revenues increased 16% to $25.4 million compared to $21.9 million in the prior-year period.  Broadway Ticketing revenues, which represented 96% of the Company’s total net revenues, increased 18% versus the prior year period due to higher ticket sales.  Advertising sales from Broadway shows increased 279% which is reported as a reduction in cost of revenues-ticketing.

Net loss for the 2010 third quarter was $0.4 million, or $0.01 per share, which includes $0.3 million in legal expenses related to the proposed sale of the Broadway Ticketing business.  This compares to a net loss in the prior year period of  $0.3 million, or $0.01 per share.

EBITDA* in the 2010 third quarter for the Company as a whole was a loss of $0.1 million, which includes $0.3 million in legal expenses related to the proposed sale of the Broadway Ticketing businesses noted above, compared to break-even EBITDA in the prior-year period.  Broadway Ticketing EBITDA increased 65% on higher sales to $1.8 million in the third quarter versus $1.1 million last year.

At September 30, 2010, the Company had cash and cash equivalents of $7.3 million with no debt compared to cash and cash equivalents of $6.8 million with no debt at June 30, 2010.  The Company also has approximately $1.2 million in its restricted cash balance related to a bond for Broadway ticketing purchases.

Teleconference Information

Management will host a teleconference today at 4:30 p.m. Eastern Time.  To access the teleconference, please dial 877-407-8293 (U.S.) or 201-689-8349 (international) approximately 10 minutes prior to the start of the call.  The teleconference will also be available via live webcast on the investor relations portion of Hollywood Media’s website, http://www.hollywoodmedia.com/conference_calls.htm.

If you are unable to listen to the live teleconference, a replay will be available through November 17, 2010, and can be accessed by dialing 877-660-6853 (U.S.) or 201-612-7415 (international).  Callers will be prompted for replay account number 342# followed by conference ID number 360417#.   An archived version of the webcast will also be available under the investor relations section of Hollywood Media’s website at http://www.hollywoodmedia.com.

About Hollywood Media Corp.
Hollywood Media is comprised primarily of Internet businesses focused on online ticketing, which include Broadway.com and Hollywood Media’s minority interest in MovieTickets.com. Hollywood Media also owns the UK-based CinemasOnline and an Intellectual Property division.

*Note on EBITDA
EBITDA is a non-GAAP financial measures.  EBITDA is defined as net income before interest, taxes, depreciation and amortization. Hollywood Media has presented EBITDA in this release because it considers such information an important supplemental measure which management utilizes as one of its tools in evaluating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation and comparison of companies in our industry as well as our results of operations from period to period. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for Hollywood Media’s financial results as reported under GAAP. Some of these limitations are: (a) EBITDA does not reflect changes in, or cash requirements for, Hollywood Media’s working capital needs; (b) EBITDA does not reflect interest expense, or the cash requirements necessary to service interest or principal payments, if any; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA does not reflect any cash requirements for such capital expenditures. Because of these limitations, EBITDA should not be considered as a principal indicator of Hollywood Media’s performance. Hollywood Media compensates for these limitations by relying primarily on Hollywood Media’s GAAP results and using EBITDA only supplementally.

Note on Forward-Looking Statements
Statements in this press release may be “forward-looking statements” within the meaning of federal securities laws. The matters discussed herein that are forward-looking statements are based on current management expectations that involve risks and uncertainties that may result in such expectations not being realized. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous potential risks and uncertainties, including, but not limited to, the need to manage our growth, our ability to realize anticipated revenues and cost efficiencies, the impact of potential future dispositions or other strategic transactions by Hollywood Media, our ability to develop and maintain strategic relationships, our ability to compete with other online ticketing services and other competitors, technology risks, the volatility of our stock price, and other risks and factors described in Hollywood Media Corp.’s filings with the Securities and Exchange Commission including our Form 10-K for 2009. Such forward-looking statements speak only as of the date on which they are made.

Attached are the following financial tables:

    CONDENSED CONSOLIDATED BALANCE SHEETS
    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
    SEGMENT SUMMARY FINANCIAL DATA AND EBITDA RECONCILIATION

Contact:
Investor Relations Department
Hollywood Media Corp.
L. Melheim
ir@hollywoodmedia.com
561-998-8000

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2010	2009
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$7,308,487	$11,764,810
Receivables, net	1,254,471	897,503
Inventories held for sale, net	5,244,485	3,735,691
Deferred ticket costs	9,934,718	10,985,160
Prepaid expenses	2,942,893	1,896,237
Other receivables	1,136,173	1,125,263
Other current assets	9,911	436,675
Related party receivable	242,182	335,245
Restricted cash	1,221,000	1,221,000
Total current assets	29,294,320	32,397,584

PROPERTY AND EQUIPMENT, net	3,793,541	4,369,085
INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED INVESTEES	826,889	230,097
INTANGIBLE ASSETS, net	206,070	390,818
GOODWILL	20,230,119	20,197,513
OTHER ASSETS	21,082	21,082
TOTAL ASSETS	$54,372,021	$57,606,179

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,234,466	$1,632,351
Accrued expenses and other	3,154,284	3,074,549
Deferred revenue	13,013,628	14,012,178
Gift certificate liability	3,497,188	3,794,899
Customer deposits	360,423	948,273
Current portion of capital lease obligations	75,979	123,061
Current portion of notes payable	6,380	37,454
Total current liabilities	21,342,348	23,622,765

DEFERRED REVENUE	158,654	309,190
CAPITAL LEASE OBLIGATIONS, less current portion	18,630	75,830
OTHER DEFERRED LIABILITY	956,270	1,105,553
NOTES PAYABLE, less current portion	-	2,432

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Preferred Stock, $.01 par value, 1,000,000 shares authorized; none outstanding	-	-
Common stock, $.01 par value, 100,000,000 shares authorized; 31,179,066 and 31,037,656 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	311,791	310,377
Additional paid-in capital	309,695,522	309,480,331
Accumulated deficit	(278,124,706)	(277,315,848)
Total Hollywood Media Corp shareholders' equity	31,882,607	32,474,860
Non-controlling interest	13,512	15,549
Total shareholders' equity	31,896,119	32,490,409
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$54,372,021	$57,606,179

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	NINE MONTHS ENDED SEPTEMBER 30,		THREE MONTHS ENDED SEPTEMBER 30,
	2010	2009	2010	2009

NET REVENUES
Ticketing	$79,317,020	$69,979,418	$24,408,490	$20,597,971
Other	2,981,093	3,441,400	973,392	1,256,695
	82,298,113	73,420,818	25,381,882	21,854,666

OPERATING COSTS AND EXPENSES
Cost of revenues - ticketing	64,578,465	57,768,570	19,259,832	16,615,916
Editorial, production, development and technology	1,974,184	1,944,210	644,390	707,297
Selling, general and administrative	8,415,751	7,572,482	3,014,325	2,454,488
Payroll and benefits	8,339,384	7,402,148	2,827,042	2,363,274
Depreciation and amortization	1,111,322	1,184,187	354,038	389,219

Total operating costs and expenses	84,419,106	75,871,597	26,099,627	22,530,194

Loss from operations	(2,120,993)	(2,450,779)	(717,745)	(675,528)

EARNINGS (LOSSES) OF UNCONSOLIDATED INVESTEES
Equity in earnings of unconsolidated investees	636,839	1,912,906	87,971	73
Impairment loss	-	(5,000,000)	-	-
Total equity in earnings (losses) of unconsolidated investees	636,839	(3,087,094)	87,971	73

OTHER INCOME (EXPENSE)
Interest, net	11,605	18,714	(99)	3,592
Other, net	118,737	(156,069)	(4,397)	(115,855)

Loss from continuing operations	(1,353,812)	(5,675,228)	(634,270)	(787,718)

Income from discontinued operations	506,902	472,487	181,458	472,487

Net loss	(846,910)	(5,202,741)	(452,812)	(315,231)

NET (INCOME) LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	38,052	(32,821)	23,352	(33,762)

Net loss attributable to Hollywood Media Corp	$(808,858)	$(5,235,562)	$(429,460)	$(348,993)

Basic and diluted income (loss) per common share
Continuing operations	$(0.04)	$(0.19)	$(0.02)	$(0.03)
Discontinued operations	0.02	0.02	0.01	0.02
Total basic and diluted net loss per share	$(0.02)	$(0.17)	$(0.01)	$(0.01)

Weighted average common and common equivalent shares
outstanding - basic and diluted	30,920,354	30,565,413	30,945,735	30,637,658

Hollywood Media Corp.
Segment Summary Financial Data and EBITDA Reconciliation

For the Nine Months Ended September 30, 2010
(unaudited)
	Broadway		Intellectual
	Ticketing	Ad Sales (1)	Properties	Other (2)	Total

Net Revenues	$79,317,020	$2,297,894	$683,199	$-	$82,298,113

Operating Income (Loss)	4,189,238	(404,820)	(84,845)	(5,820,566)	(2,120,993)

Net Income (Loss)	4,176,681	(353,624)	(7,440)	(4,624,475)	(808,858)

Add back (Income) Expense:

Interest, net	(868)	6,803	(49)	(17,491)	(11,605)
Taxes	13,425	(58,619)	-	8,241	(36,953)
Depreciation and Amortization	671,742	205,663	254	233,663	1,111,322

EBITDA Income (Loss)	$4,860,980	$(199,777)	$(7,235)	$(4,400,062)	$253,906

For the Nine Months Ended September 30, 2009
(unaudited)
	Broadway		Intellectual
	Ticketing	Ad Sales (1)	Properties	Other (2)	Total

Net Revenues	$69,979,418	$2,510,258	$931,142	$-	$73,420,818

Operating Income (Loss)	3,186,593	(246,437)	67,022	(5,457,957)	(2,450,779)

Net Income (Loss)	3,002,149	(5,233,951)	33,420	(3,037,180)	(5,235,562)

Add back (Income) Expense:

Interest, net	(10,092)	5,525	(515)	(13,632)	(18,714)
Taxes	1,929	(51,795)	-	(14,575)	(64,441)
Depreciation and Amortization	617,505	271,569	225	294,888	1,184,187

EBITDA Income (Loss)	$3,611,491	$(5,008,652)	$33,130	$(2,770,499)	$(4,134,530)

For the Three Months Ended September 30, 2010
(unaudited)
	Broadway		Intellectual
	Ticketing	Ad Sales (1)	Properties	Other (2)	Total

Net Revenues	$24,408,490	$784,777	$188,615	$-	$25,381,882

Operating Income (Loss)	1,547,479	(114,522)	(49,947)	(2,100,755)	(717,745)

Net Income (Loss)	1,535,922	(101,837)	(15,397)	(1,848,148)	(429,460)

Add back (Income) Expense:

Interest, net	(568)	2,689	(14)	(2,008)	99
Taxes	12,089	(9,600)	-	8,241	10,730
Depreciation and Amortization	222,243	63,151	105	68,539	354,038

EBITDA Income (Loss)	$1,769,686	$(45,597)	$(15,306)	$(1,773,376)	$(64,593)

For the Three Months Ended September 30, 2009
(unaudited)
	Broadway		Intellectual
	Ticketing	Ad Sales (1)	Properties	Other (2)	Total

Net Revenues	$20,597,971	$845,639	$411,056	$-	$21,854,666

Operating Income (Loss)	1,015,580	(87,787)	68,980	(1,672,301)	(675,528)

Net Income (Loss)	870,216	(74,312)	35,311	(1,180,208)	(348,993)

Add back (Income) Expense:

Interest, net	(2,699)	1,962	(20)	(2,835)	(3,592)
Taxes	1,929	(10,829)	-	(16,075)	(24,975)
Depreciation and Amortization	203,311	89,423	75	96,410	389,219

EBITDA Income (Loss)	$1,072,757	$6,244	$35,366	$(1,102,708)	$11,659

(1)  The Ad Sales segment includes other advertising sales by CinemasOnline.

(2)  The Other segment is comprised of payroll and benefits for corporate and administrative personnel as well as other corporate-wide expenses such as legal fees, audit fees, proxy costs, insurance, centralized information technology, and includes consulting fees and other fees and costs relating to compliance with the provisions of the Sarbanes-Oxley Act of 2002 that require Hollywood Media and its Independent Registered Public Accounting Firm to make an assessment of and report on internal control over financial reporting.   Also includes Discontinued Operations financial information.